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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 18, 1999, relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Leap Wireless International, Inc., which is incorporated by reference in Leap Wireless International, Inc.'s Annual Report on Form 10K for the year ended August 31, 1999. We also consent to the incorporation by reference of our report dated October 18, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Diego, California
January 4, 2000